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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Form S-8 No.'s 333-80341, 333-20883, 333-56883, 333-79577, and
333-39112) pertaining to the 1994 Incentive Stock Plan and 2000 Stock Option Plan and the Registration Statement on Form S-3 (No. 333-34478) of our report dated January 26, 2001, included in the Annual Report on Form 10-K of Pharmacopeia, Inc. for the year ended December 31, 2000.

Our audits also included the financial statement schedule of Pharmacopeia, Inc. listed in Item 14(a). This schedule is the responsibility of Pharmacopeia, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                 ERNST & YOUNG LLP


San Diego, California
March 23, 2001